SUB-ITEM 77H

The following shareholders held greater than 25% of the outstanding shares of a series of the Trust as of February 28, 2011:

Fund	Shareholder

GMO Alpha Only Fund	Evergreen Asset Allocation Trust
GMO Alpha Only Fund	GMO Benchmark Free Allocation Fund

GMO Alternative Asset Opportunity Fund	GMO Benchmark Free Allocation Fund

GMO Alternative Asset SPC Fund	GMO Alternative Asset Opportunity Fund

GMO Asset Allocation Bond Fund	GMO Benchmark Free Allocation Fund

GMO Core Plus Bond Fund	The Northern Trust Company as Trustee FBO Mayo Foundation

GMO Currency Hedged International Bond Fund	Teachers' Retirement System of The City Of New York

GMO Currency Hedged International Equity Fund	GMO Benchmark Free Allocation Fund

GMO Developed World Stock Fund	Dow Employees Pension Plan

GMO Domestic Bond Fund	Evergreen Asset Allocation Trust

GMO Emergin Countries Fund	Fidelity Investments Institutional Operations Company

GMO Flexible Equities Fund	Evergreen Asset Allocation Trust

GMO Foreign Small Companies Fund	Caisse De Retraite D'Hydro-Quebec

GMO Global Bond Fund	Mars Pension Trustees Ltd.

GMO Inflation Indexed Plus Bond Fund	Mayo Foundation Retirement Trust
GMO Inflation Indexed Plus Bond Fund	Mac & Co. A/C NYXF1776772

GMO International Bond Fund	University of Southern California

GMO Real Estate Fund	Mac & Co 10000643000 FBO Princeton

GMO Short Duration Collateral Share Fund	Thomas F. Cooper
GMO Short Duration Collateral Share Fund	William L. Nemerever

GMO Short Duration Collateral Fund	GMO Strategic Fixed Income Fund

GMO Short-Duration Investment Fund	GMO Global Balanced Asset Allocation Fund

GMO Special Purpose Holding Fund	Verib NYXF1776322 ATTN: Mutual Funds Operations

GMO Special Situation Fund	Evergreen Asset Allocation Trust

GMO SPV I, LLC	GMO Special Purpose Holding Fund

GMO Strategic Fixed Income Fund	Evergreen Asset Allocation Trust

GMO Taiwan Fund	Pension Reserves Investment Trust
GMO Taiwan Fund	State of Connecticut Retirement Plan

GMO Tax-Managed U.S. Equity Fund	SEI Private Trust 10000642000 C/O Mellon Bank FBO Princeton
GMO Tax-Managed U.S. Equity Fund	Smith, VICARS Investments, LLC

GMO Tobacco Free Core Fund	Council For World Mission

GMO U.S. Core Equity Fund	NRECA

GMO U.S. Equity Allocation Fund	The Board of Trustees of the University of Illinois
GMO U.S. Equity Allocation Fund	The Retirement Plan for Employees of Millipore Corporation

GMO U.S. Growth Fund	Quality Vision International

GMO U.S. Intrinsic Value Fund	Hopke Partnership

GMO U.S. Small/Mid Cap Value Fund	Maine State Retirement System

GMO U.S. Small/Mid Cap Growth Fund	Maine State Retirement System

GMO U.S. Treasury Fund	GMO Special Situation Fund
GMO U.S. Treasury Fund	GMO Strategic Fixed Income Fund

GMO World Opportunity Overlay Fund	GMO Strategic Fixed Income Fund

The following shareholders ceased to hold greater than 25% of the outstanding shares of a series of the Trust during the period August 31, 2010 through February 28, 2011:

Fund	Shareholder

GMO Asset Allocation Bond Fund	Evergreen Asset Allocation Trust
GMO Asset Allocation Bond Fund	GMO Global Balanced Asset Allocation Fund
GMO Core Plus Bond Fund	State Street Bank and Trust Company as TTEE for GMAM Group Pension Trust II
GMO Currency Hedged International Bond Fund	State Street Bank and Trust Company as TTEE for GMAM Group Pension Trust II
GMO Currency Hedged International Equity Fund	State Street Bank and Trust Company as TTEE for GMAM Group Pension Trust II
GMO Inflation Indexed Plus Bond Fund	Evergreen Asset Allocation Trust
GMO International Bond Fund	Mars Pension Trustees Ltd.
GMO International Core Equity Fund	Evergreen Asset Allocation Trust
GMO US Equity Allocation Fund	The Northern Trust Company Trustee FBO New Page Corporation AC 22-22029
GMO U.S. Growth Fund	National Financial Services LLC